EXHIBIT 1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13D, and all amendments thereto, with respect to the shares of common stock, $.01 par value, of Newkirk Realty Trust, Inc.

Dated: November 16, 2005


                                          /s/ Michael L. Ashner
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                                          Michael L. Ashner


                                          WEM Fund 98 Limited Partnership


                                          By: /s/Michael L. Ashner
                                              ----------------------------------
                                              Michael L. Ashner, General Partner


                                          WEM-WIN Tender Associates LLC

                                          By: /s/ Michael L. Ashner
                                              ----------------------------------
                                              Michael L. Ashner, Managing Member


                                          WEM-Brynmawr Associates LLC

                                          By: /s/ Michael L. Ashner
                                              ----------------------------------
                                              Michael L. Ashner, Managing Member